The information in this pricing supplement is not complete and may be changed. We may not deliver these securities until a final pricing supplement is delivered. This pricing supplement and the accompanying prospectus and prospectus supplement do not constitute an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


         Subject to Completion, Pricing Supplement dated March 26, 2004

PROSPECTUS Dated August 26, 2003                   Pricing Supplement No. 54 to
PROSPECTUS SUPPLEMENT                     Registration Statement No. 333-106789
Dated August 26, 2003                           Dated                    , 2004
                                                                  Rule 424(b)(3)
                                $
                               Morgan Stanley
                       GLOBAL MEDIUM-TERM NOTES, SERIES C
                            Senior Fixed Rate Notes
                                   ---------
                          10% SPARQS due May 15, 2005
                          Mandatorily Exchangeable for
          Shares of Common Stock of NATIONAL SEMICONDUCTOR CORPORATION
      Stock Participation Accreting Redemption Quarterly-pay Securities(SM)
                                 ("SPARQS(R)")

The SPARQS will pay 10% interest per year but do not guarantee any return of principal at maturity. Instead, the SPARQS will pay at maturity a number of shares of National Semiconductor common stock, subject to our right to call the
SPARQS for cash at any time beginning October      , 2004.

o    The principal amount and issue price of each SPARQS is $   , which is equal
     to one-half of the closing price of National Semiconductor common stock on the day we offer the SPARQS for initial sale to the public.

o    We will pay 10% interest (equivalent to $       per year) on the $
     principal amount of each SPARQS. Interest will be paid quarterly, beginning August 15, 2004.

o At maturity, unless we have called the SPARQS for the cash call price, you will receive one-half of one share of National Semiconductor common stock in exchange for each SPARQS, subject to adjustment for certain corporate events relating to National Semiconductor. The maturity of the SPARQS may be accelerated under limited circumstances, including in the event of a substantial decline in the price of National Semiconductor common stock.

o    Beginning October   , 2004, we have the right to call all of the SPARQS at
     any time and pay to you the cash call price, which will be calculated based on the call date. The call price will be an amount of cash per SPARQS that, together with all of the interest paid on the SPARQS to and
     including the call date, gives you a yield to call of   % per annum
     on the issue price of each SPARQS from and including the date of issuance to but excluding the call date. The calculation of the call price for any call date takes into account the time value of all of the payments made per SPARQS from the date of issuance to and including the applicable call date.

o If we decide to call the SPARQS, we will give you notice at least 10 but not more than 30 days before the call date specified in the notice.

o Investing in SPARQS is not equivalent to investing in National Semiconductor common stock. You will not have the right to exchange your SPARQS for National Semiconductor common stock prior to maturity.

o National Semiconductor Corporation is not involved in this offering of SPARQS in any way and will have no obligation of any kind with respect to the SPARQS.

o We will apply to list the SPARQS to trade under the proposed symbol "NSN" on the American Stock Exchange LLC.

You should read the more detailed description of the SPARQS in this pricing supplement. You should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of SPARQS."

The SPARQS are riskier than ordinary debt securities. See "Risk Factors" beginning on PS-7.

                               ------------------
                             PRICE $       PER SPARQS
                               ------------------

                                         Price to       Agent's      Proceeds to
                                         Public(1)     Commissions    Company(1)
                                         ---------     -----------   -----------
Per SPARQS.............................     $               $             $
Total..................................     $               $             $
-------------------------------
(1) Plus accrued interest, if any, from the original issue date.


                                 MORGAN STANLEY

                      (This page intentionally left blank)

                         SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the SPARQS(R) we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The SPARQS offered are medium-term debt securities of Morgan Stanley. The return on the SPARQS at maturity is linked to the performance of the common stock of National Semiconductor Corporation, which we refer to as National Semiconductor Stock, subject to our right to call the SPARQS for cash at any
time on or after October       , 2004.

     "Stock Participation Accreting Redemption Quarterly-pay Securities" and "SPARQS" are our service marks.

Each SPARQS costs $              We, Morgan Stanley, are offering 10% Stock
                                 Participation Accreting Redemption
                                 Quarterly-pay Securities(SM) due May 15, 2005,
                                 Mandatorily Exchangeable for Shares of Common
                                 Stock of National Semiconductor Corporation,
                                 which we refer to as the SPARQS. The principal
                                 amount and issue price of each SPARQS is $    ,
                                 which is equal to one-half of the closing price of National Semiconductor Stock on the day we offer the SPARQS for initial sale to the public.

No guaranteed return of          Unlike ordinary debt securities, the SPARQS do
principal                        not guarantee any return of principal at
                                 maturity. Instead the SPARQS will pay an amount of National Semiconductor Stock at the scheduled maturity date, subject to our prior call of the SPARQS for the applicable call price in cash. Investing in SPARQS is not equivalent to investing in National
                                 Semiconductor Stock. If at maturity (including upon an acceleration of the SPARQS) the closing price of National Semiconductor Stock has declined from the closing price on the day we offer the SPARQS for initial sale to the public, your payout will be less than the principal amount of the SPARQS. In certain cases of acceleration described below under "--The maturity date of the SPARQS may be accelerated," you may instead receive an early cash payment on the SPARQS.

10% interest on the principal    We will pay interest on the SPARQS, at the
amount                           rate of 10% of the principal amount per year,
                                 quarterly on August 15, 2004, November 15,
                                 2004, February 15, 2005 and the maturity date.
                                 If we call the SPARQS, we will pay accrued but unpaid interest on the SPARQS to but excluding the applicable call date. The interest rate we pay on the SPARQS is more than the current dividend rate on National Semiconductor Stock.

Payout at maturity               If we have not called the SPARQS and the
                                 maturity of the SPARQS has not accelerated, we will deliver to you at the scheduled maturity date a number of shares of National
                                 Semiconductor Stock equal to the exchange ratio for each $ principal amount of SPARQS you hold. The initial exchange ratio is one-half of one share of National
                                 Semiconductor Stock per SPARQS, subject to adjustment for certain corporate events relating to National Semiconductor
                                 Corporation, which we refer to as National
                                 Semiconductor. You do not have the right to exchange your SPARQS for National
                                 Semiconductor Stock prior to maturity.

                                 You can review the historical prices of
                                 National Semiconductor Stock in the section of this pricing supplement called "Description of SPARQS--Historical Information."

                                 If May 5, 2005, the final call notice date, is not a trading day or a market disruption event occurs on that day and we elect to call the SPARQS, the scheduled maturity date of the SPARQS will be postponed so that the maturity date will be the tenth calendar day after we send notice of our election. See the section of this pricing supplement called "Description of SPARQS--Maturity Date." The maturity of the SPARQS will be accelerated under the circumstances described below under "--The maturity date of the SPARQS may be accelerated."

Your return on the SPARQS may    The return investors realize on the SPARQS may
be limited by our call right     be limited by our call right. We have the
                                 right to call all of the SPARQS at any time
                                 beginning October    , 2004, including at
                                 maturity, for the cash call price, which will
                                 be calculated based on the call date. The call
                                 price will be an amount of cash per SPARQS
                                 that, together with all of the interest paid
                                 on the SPARQS to and including the call date,
                                 gives you a yield to call of    % per annum on
                                 the issue price of each SPARQS from and
                                 including the date of issuance to but
                                 excluding the call date.

                                 You should not expect to obtain a total yield
                                 (including interest payments) of more than    %
                                 per annum on the issue price of the SPARQS to the call date. If we call the SPARQS, you will receive the cash call price and not National Semiconductor Stock or an amount based upon the closing price of National Semiconductor Stock.

                                 The yield to call, and the call price for a particular call date that the yield to call implies, takes into account the time value of any periodic payments that are made on a given investment. That is, in the case of the SPARQS, the yield to call assumes that an investor in the SPARQS earns the yield to call rate on a particular cash flow on the SPARQS, such as an interest payment or the payment of the call price on a particular call date, from the date of issuance of the SPARQS to but excluding the date of the applicable payment. As a result, the call price for any call date is an amount per SPARQS such that the present value of all of the payments made on the SPARQS to and including the applicable call date (i.e., including the call price and all of the interest payments), when discounted to the date of issuance from the payment date of those cash flows at the yield to call rate of
                                      % per annum, equals the issue price of the
                                 SPARQS.

                                 If we call the SPARQS, we will do the
                                 following:

                                 o    send a notice announcing that we have
                                      decided to call the SPARQS;

                                 o    specify in the notice a call date when
                                      you will receive payment in exchange for delivering your SPARQS to the trustee; that call date will not be less than 10 nor more than 30 days after the date of the notice; and

                                 o specify in the notice the cash call price that we will pay to you in exchange for each SPARQS.

                                 If we were to call the SPARQS on October    ,
                                 2004, which is the earliest day on which we
                                 may call the SPARQS, the total payment you
                                 would receive on the SPARQS, including
                                 interest paid from the date of issuance
                                 through the call date, would be $         per
                                 SPARQS. If we were to call the SPARQS on the
                                 scheduled maturity date, the total payment you would receive on the SPARQS, including interest paid from the date of issuance through the call date (which is the same date that would have otherwise been the scheduled
                                 maturity date), would be $       per SPARQS.


The yield to call on the         The yield to call on the SPARQS is   %, which
SPARQS is     %                  means that the annualized rate of return that
                                 you will receive on the issue price of the
                                 SPARQS if we call the SPARQS will be   %. The
                                 calculation of the yield to call takes into
                                 account the issue price of the SPARQS, the
                                 time to the call date, and the amount and
                                 timing of interest payments on the SPARQS, as
                                 well as the call price. If we call the SPARQS
                                 on any particular call date, the call price
                                 will be an amount so that the yield to call on
                                 the SPARQS to but excluding the call date will
                                 be   % per annum.

The maturity date of the         The maturity date of the SPARQS will be
SPARQS may be accelerated        accelerated upon the occurrence of either of
                                 the following events:

                                 o    a price event acceleration, which
                                      will occur if the closing price of
                                      National Semiconductor Stock on any
                                      two consecutive trading days is less
                                      than $2.00 (subject to adjustment for
                                      certain corporate events related to
                                      National Semiconductor); and

                                 o    an event of default acceleration,
                                      which will occur if there is an event
                                      of default with respect to the
                                      SPARQS.

                                 The amount payable to you will differ
                                 depending on the reason for the acceleration.

                                 o    If there is a price event acceleration,
                                      we will owe you (i) a number of shares of National Semiconductor Stock at the then current exchange ratio and (ii) accrued but unpaid interest to but excluding the date of acceleration plus an amount of cash determined by the Calculation Agent equal to the sum of the present values of the remaining scheduled payments of interest on the SPARQS (excluding such accrued but unpaid interest) discounted to the date of acceleration, as described in the section of this pricing supplement called "Description of SPARQS--Price Event Acceleration."

                                 o    If there is an event of default
                                      acceleration and if we have not already
                                      called the SPARQS in accordance with our call right, we will owe you (i) the lesser of (a) the product of (x) the closing price of National Semiconductor Stock, as of the date of such acceleration and (y) the then current exchange ratio and (b) the call price calculated as though the date of acceleration were the call date (but in no event less than the call price for the first call date) and (ii) accrued but unpaid interest to but excluding the date of acceleration.

                                      o    If we have already called the
                                           SPARQS in accordance with our call
                                           right, we will owe you (i) the call
                                           price and (ii) accrued but unpaid
                                           interest to the date of
                                           acceleration.

                                 The amount payable to you if the maturity of
                                 the SPARQS is accelerated may be substantially
                                 less than the $       principal amount of the
                                 SPARQS.

The SPARQS may become            Following certain corporate events relating to
exchangeable into the            National Semiconductor Stock, such as a
common stock of                  stock-for-stock merger where National
companies other than             Semiconductor is not the surviving entity, you
National Semiconductor           will receive at maturity the common stock of a
                                 successor corporation to National
                                 Semiconductor. Following certain other
                                 corporate events relating to National
                                 Semiconductor Stock, such as a merger event where holders of National Semiconductor Stock would receive all or a substantial portion of their consideration in cash or a significant cash dividend or distribution of property with respect to National Semiconductor Stock, you will receive at maturity the common stock of three companies in the same industry group as National Semiconductor in lieu of, or in addition to, National Semiconductor Stock, as applicable. In the event of such a corporate event, the equity-linked nature of the SPARQS would be affected. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting those other reference stocks in the section of this pricing supplement called "Description of SPARQS--Antidilution Adjustments." You should read this section in order to understand these and other adjustments that may be made to your SPARQS.

MS & Co. will be the             We have appointed our affiliate, Morgan
calculation agent                Stanley & Co. Incorporated, which we refer to
                                 as MS & Co., to act as calculation agent for JPMorgan Chase Bank (formerly known as The
                                 Chase Manhattan Bank), the trustee for our senior notes. As calculation agent, MS & Co.
                                 will determine the call price that you will receive if we call the SPARQS. MS & Co. will also calculate the amount payable per SPARQS in the event of a price event acceleration, adjust the exchange ratio for certain corporate events affecting National
                                 Semiconductor Stock and determine the
                                 appropriate underlying security or securities to be delivered at maturity in the event of certain reorganization events relating to
                                 National Semiconductor Stock that we describe in the section of this pricing supplement called "Description of SPARQS--Antidilution
                                 Adjustments."

No affiliation with National     National Semiconductor is not an affiliate of
Semiconductor                    ours and is not involved with this offering in
                                 any way. The obligations represented by the SPARQS are obligations of Morgan Stanley and not of National Semiconductor.

Where you can find more          The SPARQS are senior notes issued as part of
information on the SPARQS        our Series C medium-term note program. You can
                                 find a general description of our Series C medium-term note program in the accompanying prospectus supplement dated August 26, 2003.
                                 We describe the basic features of this type of
                                 note in the sections called "Description of Notes--Fixed Rate Notes" and "--Exchangeable
                                 Notes."

                                 For a detailed description of the terms of the SPARQS, including the specific mechanics for exercise of our call right, you should read the "Description of SPARQS" section in this pricing supplement. You should also read about some of the risks involved in investing in SPARQS in the section called "Risk Factors." The tax and accounting treatment of investments in equity-linked notes such as the SPARQS may differ from that of investments in ordinary debt securities or common stock. We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the SPARQS.

How to reach us                  Please contact your local Morgan
                                 Stanley branch office or our principal
                                 executive offices at 1585 Broadway, New York,
                                 New York 10036 (telephone number (212)
                                 761-4000).

                                  RISK FACTORS

     The SPARQS are not secured debt and are riskier than ordinary debt securities. Because the return to investors is linked to the performance of National Semiconductor Stock, there is no guaranteed return of principal. This section describes the most significant risks relating to the SPARQS. You should carefully consider whether the SPARQS are suited to your particular circumstances before you decide to purchase them.

SPARQS are not ordinary senior   The SPARQS combine features of equity and
notes--no guaranteed return      debt. The terms of the SPARQS differ from
of principal                     those of ordinary debt securities in that we
                                 will not pay you a fixed amount at maturity.
                                 Our payout to you at the scheduled maturity date will be a number of shares of National
                                 Semiconductor Stock, unless we have exercised our call right or the maturity of the SPARQS has been accelerated. If the closing price of National Semiconductor Stock at maturity
                                 (including upon an acceleration of the SPARQS) is less than the closing price on the day we offer the SPARQS for initial sale to the public, and we have not called the SPARQS, we will pay you an amount of National
                                 Semiconductor Stock or, under some
                                 circumstances, cash, in either case, with a value that is less than the principal amount of the SPARQS.

Your appreciation potential is   The appreciation potential of the SPARQS is
limited by our call right        limited by our call right. The $    issue price
                                 of one SPARQS is equal to one-half of the
                                 closing price of one share of National
                                 Semiconductor Stock on the day we offer the
                                 SPARQS for initial sale to the public. If we
                                 exercise our call right, you will receive the
                                 cash call price described under "Description
                                 of SPARQS--Call Price" below and not National
                                 Semiconductor Stock or an amount based upon
                                 the closing price of National Semiconductor
                                 Stock. The payment you will receive in the
                                 event that we exercise our call right will
                                 depend upon the call date and will be an
                                 amount of cash per SPARQS that, together with
                                 all of the interest paid on the SPARQS to and
                                 including the call date, represents a yield to
                                 call of       % per annum on the issue price of
                                 the SPARQS from the date of issuance to but
                                 excluding the call date. We may call the
                                 SPARQS at any time on or after October    ,
                                 2004, including on the maturity date. You
                                 should not expect to obtain a total yield
                                 (including interest payments) of more than    %
                                 per annum on the issue price of the SPARQS to the call date.

Secondary trading                There may be little or no secondary market for
may be limited                   the SPARQS. Although we will apply to list the
                                 SPARQS on the American Stock Exchange LLC, which we refer to as the AMEX, we may not meet the requirements for listing. Even if there is a secondary market, it may not provide significant liquidity. MS & Co. currently intends to act as a market maker for the SPARQS but is not required to do so.

Market price of the SPARQS       Several factors, many of which are beyond our
will be influenced by many       control, will influence the value of the
unpredictable factors            SPARQS. We expect that generally the trading
                                 price of National Semiconductor Stock on any
                                 day will affect the value of the SPARQS more
                                 than any other single factor. However, because
                                 we have the right to call the SPARQS at any
                                 time beginning October    , 2004 for a call
                                 price that is not linked to the closing price of National Semiconductor Stock, the SPARQS may trade differently from National
                                 Semiconductor Stock. Other factors that may influence the value of the SPARQS include:

                                 o    the volatility (frequency and magnitude
                                      of changes in price) of National
                                      Semiconductor Stock

                                 o    geopolitical conditions and economic,
                                      financial, political, regulatory or
                                      judicial events that affect stock markets generally and which may affect the trading price of National Semiconductor Stock

                                 o    interest and yield rates in the market

                                 o the time remaining until we can call the SPARQS and until the SPARQS mature

                                 o    the dividend rate on National
                                      Semiconductor Stock

                                 o    our creditworthiness

                                 o the occurrence of certain events affecting National Semiconductor that may or may not require an adjustment to the exchange ratio

                                 Some or all of these factors will influence the price you will receive if you sell your SPARQS prior to maturity. For example, you may have to sell your SPARQS at a substantial discount from the principal amount if the trading price of National Semiconductor Stock is at, below, or not sufficiently above the initial closing price.

                                 You cannot predict the future performance of
                                 National Semiconductor Stock based on its
                                 historical performance. The price of National Semiconductor Stock may decrease so that you will receive at maturity an amount of National Semiconductor Stock or, under some circumstances, cash, in either case, worth less than the principal amount of the SPARQS. In addition, there can be no assurance that the price of National Semiconductor Stock will increase so that you will receive at maturity an amount of National Semiconductor Stock worth more than the principal amount of the
                                 SPARQS. If we exercise our call right and call the SPARQS, you will receive the cash call price and not National Semiconductor Stock, and your yield to the call date (including all
                                 of the interest paid on the SPARQS) will be   %
                                 per annum on the issue price of each SPARQS, which may be more or less than the yield on a direct investment in National Semiconductor Stock.

If the SPARQS accelerate,        The maturity of the SPARQS will be accelerated
you may receive an               if there is a price event acceleration or an
amount worth                     event of default acceleration. The amount
substantially less than the      payable to you if the maturity of the SPARQS
principal amount of the          is accelerated will differ depending on the
SPARQS                           reason for the acceleration and may be
                                 substantially less than the principal amount of the SPARQS. See "Description of SPARQS--Price Event Acceleration" and
                                 "Description of SPARQS--Alternate Exchange
                                 Calculation in Case of an Event of Default."

Morgan Stanley is not            National Semiconductor is not an affiliate of
affiliated with National         ours and is not involved with this offering in
Semiconductor                    any way. Consequently, we have no ability to
                                 control the actions of National Semiconductor, including any corporate actions of the type that would require the calculation agent to adjust the payout to you at maturity. National
                                 Semiconductor has no obligation to consider your interest as an investor in the SPARQS in taking any corporate actions that might affect the value of your SPARQS. None of the money you pay for the SPARQS will go to National
                                 Semiconductor.

Morgan Stanley may               We or our affiliates may presently or from
engage in business with or       time to time engage in business with National
involving National               Semiconductor without regard to your
Semiconductor without            interests, including extending loans to, or
regard to your interests         making equity investments in, National
                                 Semiconductor or providing advisory services to National Semiconductor, such as merger and acquisition advisory services. In the course of our business, we or our affiliates may acquire non-public information about National
                                 Semiconductor. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to National Semiconductor. These research reports may or may not recommend that investors buy or hold National Semiconductor
                                 Stock.

You have no shareholder          Investing in the SPARQS is not equivalent to
rights                           investing in National Semiconductor Stock. As
                                 an investor in the SPARQS, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to National Semiconductor Stock.
                                 In addition, you do not have the right to exchange your SPARQS for National
                                 Semiconductor Stock prior to maturity.

The SPARQS may become            Following certain corporate events relating to
exchangeable into the            National Semiconductor Stock, such as a merger
common stock of                  event where holders of National Semiconductor
companies other than             Stock would receive all or a substantial
National Semiconductor           portion of their consideration in cash or a
                                 significant cash dividend or distribution of property with respect to National
                                 Semiconductor Stock, you will receive at maturity the common stock of three companies in the same industry group as National
                                 Semiconductor in lieu of, or in addition to, National Semiconductor Stock. Following certain other corporate events, such as a stock-for-stock merger where National
                                 Semiconductor is not the surviving entity, you will receive at maturity the common stock of a successor corporation to National
                                 Semiconductor. We describe the specific
                                 corporate events that can lead to these
                                 adjustments and the procedures for selecting those other reference stocks in the section of this pricing supplement called "Description of SPARQS--Antidilution Adjustments." The occurrence of such corporate events and the consequent adjustments may materially and adversely affect the market price of the SPARQS.

The antidilution                 MS & Co., as calculation agent, will adjust
adjustments the                  the amount payable at maturity for certain
calculation agent is             events affecting National Semiconductor
required to make do not          Stock, such as stock splits and stock
cover every corporate            dividends, and certain other corporate
event that could affect          actions involving National Semiconductor,
National Semiconductor           such as mergers. However, the calculation
Stock                            agent will not make an adjustment for every
                                 corporate event that could affect National
                                 Semiconductor Stock. For example, the
                                 calculation agent is not required to make any adjustments if National Semiconductor or anyone else makes a partial tender or partial exchange offer for National Semiconductor
                                 Stock. If an event occurs that does not
                                 require the calculation agent to adjust the amount of National Semiconductor Stock payable at maturity, the market price of the SPARQS may be materially and adversely affected.

Adverse economic                 Because the calculation agent, MS & Co., is
interests of the calculation     our affiliate, the economic interests of the
agent and its affiliates may     calculation agent and its affiliates may be
affect determinations            adverse to your interests as an investor in
                                 the SPARQS. As calculation agent, MS & Co.
                                 will calculate the cash amount you will
                                 receive if we call the SPARQS and the amount payable to you in the event of a price acceleration and will determine what adjustments should be made to the exchange ratio to reflect certain corporate and other events and the appropriate underlying security or securities to be delivered at maturity in the event of certain reorganization events.
                                 Determinations made by MS & Co, in its
                                 capacity as calculation agent, including adjustments to the exchange ratio or the calculation of the amount payable to you in the event of a price event acceleration, may affect the amount payable to you at maturity or upon a price event acceleration of the SPARQS. See the sections of this pricing supplement called "Description of
                                 SPARQS--Antidilution Adjustments" and "--Price
                                 Event Acceleration."

Hedging and trading              MS & Co. and other affiliates of ours will
activity by the calculation      carry out hedging activities related to the
agent and its affiliates         SPARQS, including trading in National
could potentially affect         Semiconductor Stock as well as in other
the value of the SPARQS          instruments related to National Semiconductor
                                 Stock. MS & Co. and some of our other
                                 subsidiaries also trade National Semiconductor
                                 Stock and other financial instruments related to National Semiconductor Stock on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the day we offer the SPARQS for initial sale to the public could potentially affect the price of National Semiconductor Stock and, accordingly, potentially increase the issue price of the SPARQS and, therefore, the price at which National Semiconductor Stock must close before you would receive at maturity an amount of National Semiconductor Stock worth as much as or more than the principal amount of the SPARQS. Additionally, such hedging or trading activities during the term of the SPARQS could potentially affect the price of National
                                 Semiconductor Stock at maturity and,
                                 accordingly, if we have not called the SPARQS, the value of the National Semiconductor Stock, or in certain circumstances cash, you will receive at maturity, including upon an acceleration event.

Because the                      You should also consider the U.S. federal
characterization of the          income tax consequences of investing in the
SPARQS for U.S. federal          SPARQS. There is no direct legal authority as
income tax purposes is           to the proper tax treatment of the SPARQS, and
uncertain, the material          consequently our special tax counsel is unable
U.S. federal income tax          to render an opinion as to their proper
consequences of an               characterization for U.S. federal income tax
investment in the                purposes. Therefore, significant aspects of
SPARQS are uncertain             the tax treatment of the SPARQS are uncertain.
                                 Pursuant to the terms of the SPARQS, you have agreed with us to treat a SPARQS as an investment unit consisting of (i) a terminable forward contract and (ii) a deposit with us of a fixed amount of cash to secure your obligation under the terminable forward contract, as described in the section of this pricing supplement called "Description of
                                 SPARQS--United States Federal Income
                                 Taxation--General." The terminable forward contract (i) requires you (subject to our call right) to purchase National Semiconductor
                                 Stock from us at maturity, and (ii) allows us, upon exercise of our call right, to terminate the terminable forward contract by returning your deposit and paying to you an amount of cash equal to the difference between the call price and the deposit. If the Internal Revenue
                                 Service (the "IRS") were successful in
                                 asserting an alternative characterization for the SPARQS, the timing and character of income on the SPARQS and your tax basis for National
                                 Semiconductor Stock received in exchange for the SPARQS might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the SPARQS, and the IRS or a court may not agree with the tax treatment described in this pricing supplement. Please read carefully the section of this pricing supplement called "Description of
                                 SPARQS--United States Federal Income
                                 Taxation." You are urged to consult your own tax advisor regarding all aspects of the U.S.
                                 federal income tax consequences of investing in the SPARQS.

                             DESCRIPTION OF SPARQS

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "SPARQS" refers to each $ principal amount of our 10% SPARQS due May 15, 2005, Mandatorily Exchangeable for Shares of Common Stock of National Semiconductor Corporation. In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley.

Aggregate Principal Amount......    $

Maturity Date...................    May 15, 2005, subject to acceleration as
                                    described below in "--Price Event
                                    Acceleration" and "--Alternate Exchange
                                    Calculation in Case of an Event of Default" and subject to extension if the Final Call
                                    Notice Date is postponed in accordance with the following paragraph.

                                    If the Final Call Notice Date is postponed because it is not a Trading Day or due to a Market Disruption Event or otherwise and we elect to call the SPARQS, the scheduled Maturity Date will be postponed so that the Maturity Date will be the tenth calendar day following the Final Call Notice Date. See "--Final Call Notice Date."

Interest Rate...................    10% per annum (equivalent to $        per
                                    annum per SPARQS)

Interest Payment Dates..........    August 15, 2004, November 15, 2004,
                                    February 15, 2005 and the Maturity Date.

                                    If the scheduled Maturity Date is postponed due to a Market Disruption Event or otherwise, we will pay interest on the Maturity Date as postponed rather than on May 15, 2005, but no interest will accrue on the SPARQS or on such payment during the period from or after the scheduled Maturity Date.

Record Date.....................    The Record Date for each Interest Payment
                                    Date, including the Interest Payment Date scheduled to occur on the Maturity Date, will be the date 5 calendar days prior to such scheduled Interest Payment Date, whether or not that date is a Business Day;
                                    provided, however, that in the event that we call the SPARQS, no Interest Payment
                                    Date will occur after the Morgan Stanley
                                    Notice Date, except for any Interest
                                    Payment Date for which the Morgan Stanley
                                    Notice Date falls on or after the
                                    "ex-interest" date for the related interest payment, in which case the related interest payment will be made on such Interest
                                    Payment Date; and provided, further, that accrued but unpaid interest payable on the Call Date, if any, will be payable to the person to whom the Call Price is payable.
                                    The "ex-interest" date for any interest
                                    payment is the date on which purchase
                                    transactions in the SPARQS no longer carry the right to receive such interest payment.

Specified Currency..............    U.S. dollars

Issue Price.....................    $          per SPARQS

Original Issue Date
(Settlement Date)...............                 , 2004

CUSIP Number....................    61746S794

Denominations....................   $          and integral multiples thereof

Morgan Stanley Call Right........   On any scheduled Trading Day on or after
                                    October    , 2004 or on the Maturity Date
                                    (including the Maturity Date as it may be extended and regardless of whether the Maturity Date is a Trading Day), we may call the SPARQS, in whole but not in part, for the Call Price. If we call the SPARQS, the cash Call Price and any accrued but unpaid interest on the SPARQS will be delivered to the Trustee for delivery to the Depositary, which we refer to as DTC, as holder of the SPARQS, on the Call Date fixed by us and set forth in our notice of mandatory exchange, upon delivery of the SPARQS to the Trustee. We will, or will cause the Calculation Agent to, deliver such cash to the Trustee for delivery to DTC, as holder of the SPARQS. We expect such amount of cash will be distributed to investors on the Call Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See "--Book Entry Note or
                                    Certificated Note" below, and see "The
                                    Depositary" in the accompanying prospectus supplement.

Morgan Stanley Notice Date.......   The scheduled Trading Day on which we issue
                                    our notice of mandatory exchange, which
                                    must be at least 10 but not more than 30 days prior to the Call Date.

Final Call Notice Date...........   May 5, 2005; provided that if May 5, 2005
                                    is not a Trading Day or if a Market
                                    Disruption Event occurs on such day, the Final Call Notice Date will be the immediately succeeding Trading Day on which no Market Disruption Event occurs.

Call Date........................   The day specified by us in our notice of
                                    mandatory exchange, on which we will
                                    deliver cash to DTC, as holder of the
                                    SPARQS, for mandatory exchange, which day
                                    may be any scheduled Trading Day on or
                                    after October    , 2004 or the Maturity Date
                                    (including the Maturity Date as it may be extended and regardless of whether the Maturity Date is a scheduled Trading Day).

Call Price.......................   The Call Price with respect to any Call
                                    Date is an amount of cash per SPARQS such
                                    that the sum of the present values of all
                                    cash flows on each SPARQS to and including
                                    the Call Date (i.e., the Call Price and all
                                    of the interest payments, including accrued
                                    and unpaid interest payable on the Call
                                    Date), discounted to the Original Issue
                                    Date from the applicable payment date at
                                    the Yield to Call rate of     % per annum
                                    computed on the basis of a 360-day year of twelve 30-day months, equals the Issue
                                    Price, as determined by the Calculation
                                    Agent.

                                    The table of indicative Call Prices set
                                    forth below illustrates what the Call Price
                                    per SPARQS would be if we were to call the
                                    SPARQS on October    , 2004 (which is the
                                    earliest date on which we may call the
                                    SPARQS) and on any subsequent scheduled
                                    Interest Payment Date through the scheduled
                                    Maturity Date:

                                    Call Date                       Call Price
                                    ---------                       ----------
                                    October   , 2004..............  $
                                    November 15, 2004 ............  $
                                    February 15, 2005 ............  $
                                    May 15, 2005..................  $

                                    The indicative Call Prices set forth above
                                    do not include the accrued but unpaid
                                    interest that would also be payable on each
                                    SPARQS on the applicable Call Date. We may
                                    call the SPARQS on any scheduled Trading
                                    Day on or after October    , 2004 or on the
                                    Maturity Date (including the Maturity Date as it may be extended and regardless of whether the Maturity Date is a scheduled Trading Day).

                                    For more information regarding the
                                    determination of the Call Price and
                                    examples of how the Call Price is
                                    calculated in certain hypothetical
                                    scenarios, see Annex A to this pricing
                                    supplement.

Yield to Call...................    The Yield to Call on the SPARQS is     %,
                                    which means that the annualized rate of
                                    return that you will receive on the Issue
                                    Price of the SPARQS if we call the SPARQS
                                    will be   %. The calculation of the Yield to
                                    Call takes into account the Issue Price of
                                    the SPARQS, the time to the Call Date, and
                                    the amount and timing of interest payments
                                    on the SPARQS, as well as the Call Price.
                                    If we call the SPARQS on any particular
                                    Call Date, the Call Price will be an amount
                                    so that the Yield to Call on the SPARQS to
                                    but excluding the Call Date will be   % per
                                    annum. See Annex A to this pricing
                                    supplement.

Exchange at the Maturity Date...    Unless we have called the SPARQS or their
                                    maturity has accelerated, at the scheduled
                                    Maturity Date, upon delivery of the SPARQS to the Trustee, we will apply the $ principal amount of each SPARQS as payment for, and will deliver, a number of shares of National Semiconductor Stock at the Exchange Ratio.

                                    We shall, or shall cause the Calculation
                                    Agent to, (i) provide written notice to the
                                    Trustee and to DTC, on or prior to 10:30
                                    a.m. on the Trading Day immediately prior
                                    to the scheduled Maturity Date of the
                                    SPARQS (but if such Trading Day is not a
                                    Business Day, prior to the close of
                                    business on the Business Day preceding the
                                    Maturity Date), of the amount of National
                                    Semiconductor Stock to be delivered with
                                    respect to the $    principal amount of each
                                    SPARQS and (ii) deliver such shares of
                                    National Semiconductor Stock (and cash in respect of interest and any fractional shares of National Semiconductor Stock) to the Trustee for delivery to DTC, as holder of the SPARQS, on the scheduled Maturity Date. We expect such shares and cash will be distributed to investors on the Maturity Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See "--Book Entry Note or Certificated Note" below, and see "The Depositary" in the accompanying prospectus supplement.

                                    If the maturity of the SPARQS is
                                    accelerated because of a Price Event
                                    Acceleration (as described under "--Price
                                    Event Acceleration" below) or because of an Event of Default Acceleration (as defined under "--Alternate Exchange Calculation in Case of an Event of Default" below), we shall provide such notice as promptly as possible and in no event later than (i) in the case of an Event of Default Acceleration, two Trading Days after the date of acceleration (but if such second Trading Day is not a Business Day, prior to the close of business on the Business Day preceding such second Trading Day) and (ii) in the case of a Price Event Acceleration, 10:30 a.m. on the Trading Day immediately prior to the date of acceleration (but if such Trading Day is not a Business Day, prior to the close of business on the Business Day preceding the date of acceleration).

Price Event Acceleration........    If on any two consecutive Trading Days
                                    during the period prior to and ending on
                                    the third Business Day immediately
                                    preceding the Maturity Date, the product of
                                    the Closing Price per share of National
                                    Semiconductor Stock and the Exchange Ratio
                                    is less than $1.00, the Maturity Date of
                                    the SPARQS will be deemed to be accelerated
                                    to the third Business Day immediately
                                    following such second Trading Day (the
                                    "date of acceleration"). At the current
                                    Exchange Ratio of 0.5, a Price Event
                                    Acceleration will occur if the Closing
                                    Price per share of National Semiconductor
                                    Stock is less than $2.00 for two
                                    consecutive Trading Days. See "--Exchange
                                    Ratio" below. Upon such acceleration, with
                                    respect to the $       principal amount of
                                    each SPARQS, we will deliver to DTC, as
                                    holder of the SPARQS, on the date of
                                    acceleration:

                                    o    a number of shares of National
                                         Semiconductor Stock at the then
                                         current Exchange Ratio; and

                                    o    accrued but unpaid interest to but
                                         excluding the date of acceleration
                                         plus an amount of cash, as determined
                                         by the Calculation Agent, equal to the
                                         sum of the present values of the
                                         remaining scheduled payments of
                                         interest on the SPARQS (excluding any
                                         portion of such payments of interest
                                         accrued to the date of acceleration)
                                         discounted to the date of acceleration
                                         at the yield that would be applicable
                                         to a non-interest bearing, senior
                                         unsecured debt obligation of ours with
                                         a comparable term.

                                    We expect such shares and cash will be
                                    distributed to investors on the date of
                                    acceleration in accordance with the
                                    standard rules and procedures of DTC and its direct and indirect participants. See "--Book Entry Note or Certificated Note" below, and see "The Depositary" in the accompanying prospectus supplement. The present value of each remaining scheduled payment will be based on the comparable yield that we would pay on a non-interest bearing, senior unsecured debt obligation having a maturity equal to the term of each such remaining scheduled payment, as determined by the Calculation Agent.

                                    Investors will not be entitled to receive
                                    the return of the $      principal amount of
                                    each SPARQS upon a Price Event
                                    Acceleration.

No Fractional Shares............    Upon delivery of the SPARQS to the Trustee
                                    at maturity, we will deliver the aggregate number of shares of National Semiconductor
                                    Stock due with respect to all of such
                                    SPARQS, as described above, but we will pay cash in lieu of delivering any fractional share of National Semiconductor Stock in an amount equal to the corresponding fractional Closing Price of such fraction of a share of National Semiconductor Stock as determined by the Calculation Agent as of the second scheduled Trading Day prior to maturity of the SPARQS.

Exchange Ratio..................    0.5, subject to adjustment for certain
                                    corporate events relating to National
                                    Semiconductor. See "--Antidilution
                                    Adjustments" below.

Closing Price...................    The Closing Price for one share of National
                                    Semiconductor Stock (or one unit of any
                                    other security for which a Closing Price must be determined) on any Trading Day (as defined below) means:

                                    o    if National Semiconductor Stock (or
                                         any such other security) is listed or
                                         admitted to trading on a national
                                         securities exchange, the last reported
                                         sale price, regular way, of the
                                         principal trading session on such day
                                         on the principal United States
                                         securities exchange registered under
                                         the Securities Exchange Act of 1934,
                                         as amended (the "Exchange Act"), on
                                         which National Semiconductor Stock (or
                                         any such other security) is listed or
                                         admitted to trading,

                                    o    if National Semiconductor Stock (or
                                         any such other security) is a security
                                         of the Nasdaq National Market (and
                                         provided that the Nasdaq National
                                         Market is not then a national
                                         securities exchange), the Nasdaq
                                         official closing price published by
                                         The Nasdaq Stock Market, Inc. on such
                                         day, or

                                    o    if National Semiconductor Stock (or
                                         any such other security) is not listed
                                         or admitted to trading on any national
                                         securities exchange or is not a
                                         security of the Nasdaq National Market
                                         but is included in the OTC Bulletin
                                         Board Service (the "OTC Bulletin
                                         Board") operated by the National
                                         Association of Securities Dealers,
                                         Inc. (the "NASD"), the last reported
                                         sale price of the principal trading
                                         session on the OTC Bulletin Board on
                                         such day.

                                    If National Semiconductor Stock (or any
                                    such other security) is listed or admitted to trading on any national securities exchange or is a security of the Nasdaq National Market but the last reported sale price or Nasdaq official closing price, as applicable, is not available pursuant to the preceding sentence, then the Closing Price for one share of National Semiconductor Stock (or one unit of any such other security) on any Trading Day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the Nasdaq National Market or the OTC Bulletin Board on such day. If, because of a Market Disruption Event (as defined below) or otherwise, the last reported sale price or Nasdaq official closing price, as applicable, for National Semiconductor Stock (or any such other security) is not available pursuant to either of the two preceding sentences, then the Closing Price for any Trading Day will be the mean, as determined by the Calculation Agent, of the bid prices for National Semiconductor Stock (or any such other security) obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent. Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. The term "security of the Nasdaq National Market" will include a security included in any successor to such system, and the term OTC Bulletin Board Service will include any successor service thereto.

Trading Day.....................    A day, as determined by the Calculation
                                    Agent, on which trading is generally
                                    conducted on the New York Stock Exchange,
                                    Inc. ("NYSE"), the AMEX, the Nasdaq
                                    National Market, the Chicago Mercantile
                                    Exchange and the Chicago Board of Options
                                    Exchange and in the over-the-counter market for equity securities in the United States.

Book Entry Note or
Certificated Note...............    Book Entry. The SPARQS will be issued in
                                    the form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and will be registered in the name of a nominee of DTC.
                                    DTC's nominee will be the only registered holder of the SPARQS. Your beneficial interest in the SPARQS will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in DTC. In this pricing supplement, all references to actions taken by you or to be taken by you refer to actions taken or to be taken by DTC upon instructions from its participants acting on your behalf, and all references to payments or notices to you will mean payments or notices to DTC, as the registered holder of the SPARQS, for distribution to participants in accordance with DTC's procedures. For more information regarding DTC and book entry notes, please read "The Depositary" in the accompanying prospectus supplement and "Form of
                                    Securities--Global Securities--Registered
                                    Global Securities" in the accompanying
                                    prospectus.

Senior Note or
Subordinated Note...............    Senior

Trustee.........................    JPMorgan Chase Bank (formerly known as
                                    The Chase Manhattan Bank)

Agent...........................    MS & Co.

Calculation Agent...............    MS & Co.

                                    All determinations made by the Calculation
                                    Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee, and us.

                                    All calculations with respect to the
                                    Exchange Ratio and Call Price for the
                                    SPARQS will be made by the Calculation
                                    Agent and will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to the Call Price resulting from such calculations will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded to .7655); and all dollar amounts paid with respect to the Call Price on the aggregate number of SPARQS will be rounded to the nearest cent, with one-half cent rounded upward.

                                    Because the Calculation Agent is our
                                    affiliate, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests as an investor in the SPARQS, including with respect to certain determinations and judgments that the Calculation Agent must make in making adjustments to the Exchange Ratio or determining any Closing Price or whether a Market Disruption Event has occurred or calculating the amount payable to you in the event of a Price Event Acceleration. See "--Antidilution Adjustments" and "--Market Disruption Event" below and "--Price Event Acceleration" above. MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Antidilution Adjustments........    The Exchange Ratio will be adjusted as
                                    follows:

                                    1. If National Semiconductor Stock is
                                    subject to a stock split or reverse stock split, then once such split has become effective, the Exchange Ratio will be adjusted to equal the product of the prior Exchange Ratio and the number of shares issued in such stock split or reverse stock split with respect to one share of National Semiconductor Stock.

                                    2. If National Semiconductor Stock is
                                    subject (i) to a stock dividend (issuance of additional shares of National Semiconductor Stock) that is given ratably to all holders of shares of National Semiconductor Stock or (ii) to a distribution of National Semiconductor Stock as a result of the triggering of any provision of the corporate charter of National Semiconductor, then once the dividend has become effective and National Semiconductor Stock is trading ex-dividend, the Exchange Ratio will be adjusted so that the new Exchange Ratio shall equal the prior Exchange Ratio plus the product of
                                    (i) the number of shares issued with
                                    respect to one share of National
                                    Semiconductor Stock and (ii) the prior
                                    Exchange Ratio.

                                    3. If National Semiconductor issues rights or warrants to all holders of National Semiconductor Stock to subscribe for or purchase National Semiconductor Stock at an exercise price per share less than the Closing Price of National Semiconductor Stock on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights or warrants, and if the expiration date of such rights or warrants precedes the maturity of the SPARQS, then the Exchange Ratio will be adjusted to equal the product of the prior Exchange Ratio and a fraction, the numerator of which shall be the number of shares of National Semiconductor Stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of National Semiconductor Stock offered for subscription or purchase pursuant to such rights or warrants and the denominator of which shall be the number of shares of National Semiconductor Stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of National Semiconductor Stock which the aggregate offering price of the total number of shares of National Semiconductor Stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at the Closing Price on the expiration date of such rights or warrants, which shall be determined by multiplying such total number of shares offered by the exercise price of such rights or warrants and dividing the product so obtained by such Closing Price.

                                    4. There will be no adjustments to the
                                    Exchange Ratio to reflect cash dividends or other distributions paid with respect to National Semiconductor Stock other than distributions described in paragraph 2, paragraph 3 and clauses (i), (iv) and (v) of the first sentence of paragraph 5 and Extraordinary Dividends. "Extraordinary
                                    Dividend" means each of (a) the full amount per share of National Semiconductor Stock of any cash dividend or special dividend or distribution that is identified by National Semiconductor as an extraordinary or special dividend or distribution, (b) the excess of any cash dividend or other cash distribution (that is not otherwise identified by National Semiconductor as an extraordinary or special dividend or distribution) distributed per share of National Semiconductor Stock over the immediately preceding cash dividend or other cash distribution, if any, per share of National Semiconductor Stock that did not include an Extraordinary Dividend (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) if such excess portion of the dividend or distribution is more than 5% of the Closing Price of National Semiconductor Stock on the Trading Day preceding the "ex-dividend date" (that is, the day on and after which transactions in National Semiconductor Stock on an organized securities exchange or trading system no longer carry the right to receive that cash dividend or other cash distribution) for the payment of such cash dividend or other cash distribution (such Closing Price, the "Base Closing Price") and (c) the full cash value of any non-cash dividend or distribution per share of National Semiconductor Stock (excluding Marketable Securities, as defined in paragraph 5 below). Subject to the following sentence, if any cash dividend or distribution of such other property with respect to National Semiconductor Stock includes an Extraordinary Dividend, the Exchange Ratio with respect to National Semiconductor Stock will be adjusted on the ex-dividend date so that the new Exchange Ratio will equal the product of (i) the prior Exchange Ratio and (ii) a fraction, the numerator of which is the Base Closing Price, and the denominator of which is the amount by which the Base Closing Price exceeds the Extraordinary Dividend. If any Extraordinary Dividend is at least 35% of the Base Closing Price, then, instead of adjusting the Exchange Ratio, the amount payable upon exchange at maturity will be determined as described in paragraph 5 below, and the Extraordinary Dividend will be allocated to Reference Basket Stocks in accordance with the procedures for a Reference Basket Event as described in clause 3(b) of paragraph 5 below. The value of the non-cash component of an Extraordinary Dividend will be determined on the ex-dividend date for such distribution by the Calculation Agent, whose determination shall be conclusive in the absence of manifest error. A distribution on National Semiconductor Stock described in clause (i), (iv) or (v) of the first sentence of paragraph 5 below shall cause an adjustment to the Exchange Ratio pursuant only to clause (i), (iv) or
                                    (v) of the first sentence of paragraph 5, as applicable.

                                    5. Any of the following shall constitute a Reorganization Event: (i) National Semiconductor Stock is reclassified or changed, including, without limitation, as a result of the issuance of any tracking stock by National Semiconductor, (ii) National Semiconductor has been subject to any merger, combination or consolidation and is not the surviving entity, (iii) National Semiconductor completes a statutory exchange of securities with another corporation (other than pursuant to clause (ii) above), (iv) National Semiconductor is liquidated, (v) National Semiconductor issues to all of its shareholders equity securities of an issuer other than National Semiconductor (other than in a transaction described in clause
                                    (ii), (iii) or (iv) above) (a "spinoff
                                    stock") or (vi) National Semiconductor
                                    Stock is the subject of a tender or
                                    exchange offer or going private transaction on all of the outstanding shares. If any Reorganization Event occurs, in each case as a result of which the holders of National Semiconductor Stock receive any equity security listed on a national securities exchange or traded on The Nasdaq National Market (a "Marketable Security"), other securities or other property, assets or cash (collectively "Exchange Property"), the amount payable upon exchange at maturity with respect to the $ principal amount of each SPARQS following the effective date for such Reorganization Event (or, if applicable, in the case of spinoff stock, the ex-dividend date for the distribution of such spinoff stock) will be determined in accordance with the following:

                                        (1) if National Semiconductor Stock
                                        continues to be outstanding, National
                                        Semiconductor Stock (if applicable, as
                                        reclassified upon the issuance of any
                                        tracking stock) at the Exchange Ratio
                                        in effect on the third Trading Day
                                        prior to the scheduled Maturity Date
                                        (taking into account any
                                        adjustments for any distributions
                                        described under clause (3)(a) below);
                                        and

                                        (2) for each Marketable Security
                                        received in such Reorganization Event
                                        (each a "New Stock"), including the
                                        issuance of any tracking stock or
                                        spinoff stock or the receipt of any
                                        stock received in exchange for National
                                        Semiconductor Stock where National
                                        Semiconductor is not the surviving
                                        entity, the number of shares of the New
                                        Stock received with respect to one
                                        share of National Semiconductor Stock
                                        multiplied by the Exchange Ratio for
                                        National Semiconductor Stock on the
                                        Trading Day immediately prior to the
                                        effective date of the Reorganization
                                        Event (the "New Stock Exchange Ratio"),
                                        as adjusted to the third Trading Day
                                        prior to the scheduled Maturity Date
                                        (taking into account any adjustments
                                        for distributions described under
                                        clause (3)(a) below); and

                                        (3) for any cash and any other property
                                        or securities other than Marketable
                                        Securities received in such
                                        Reorganization Event (the "Non-Stock
                                        Exchange Property"),

                                            (a) if the combined value of the
                                            amount of Non-Stock Exchange
                                            Property received per share of
                                            National Semiconductor Stock, as
                                            determined by the Calculation Agent
                                            in its sole discretion on the
                                            effective date of such
                                            Reorganization Event (the
                                            "Non-Stock Exchange Property
                                            Value"), by holders of National
                                            Semiconductor Stock is less than
                                            25% of the Closing Price of
                                            National Semiconductor Stock on the
                                            Trading Day immediately prior to
                                            the effective date of such
                                            Reorganization Event, a number of
                                            shares of National Semiconductor
                                            Stock, if applicable, and of any
                                            New Stock received in connection
                                            with such Reorganization Event, if
                                            applicable, in proportion to the
                                            relative Closing Prices of National
                                            Semiconductor Stock and any such
                                            New Stock, and with an aggregate
                                            value equal to the Non-Stock
                                            Exchange Property Value multiplied
                                            by the Exchange Ratio in effect for
                                            National Semiconductor Stock on the
                                            Trading Day immediately prior to
                                            the effective date of such
                                            Reorganization Event, based on such
                                            Closing Prices, in each case as
                                            determined by the Calculation Agent
                                            in its sole discretion on the
                                            effective date of such
                                            Reorganization Event; and the
                                            number of such shares of National
                                            Semiconductor Stock or any New
                                            Stock determined in accordance with
                                            this clause (3)(a) will be added at
                                            the time of such adjustment to the
                                            Exchange Ratio in subparagraph (1)
                                            above and/or the New Stock Exchange
                                            Ratio in subparagraph (2) above, as
                                            applicable, or

                                            (b) if the Non-Stock Exchange
                                            Property Value is equal to or
                                            exceeds 25% of the Closing Price of
                                            National Semiconductor Stock on the
                                            Trading Day immediately prior to
                                            the effective date relating to such
                                            Reorganization

                                            Event or, if National Semiconductor
                                            Stock is surrendered exclusively
                                            for Non-Stock Exchange Property (in
                                            each case, a "Reference Basket
                                            Event"), an initially equal-dollar
                                            weighted basket of three Reference
                                            Basket Stocks (as defined below)
                                            with an aggregate value on the
                                            effective date of such
                                            Reorganization Event equal to the
                                            Non-Stock Exchange Property Value
                                            multiplied by the Exchange Ratio in
                                            effect for National Semiconductor
                                            Stock on the Trading Day
                                            immediately prior to the effective
                                            date of such Reorganization Event.
                                            The "Reference Basket Stocks" will
                                            be the three stocks with the
                                            largest market capitalization among
                                            the stocks that then comprise the
                                            S&P 500 Index (or, if publication
                                            of such index is discontinued, any
                                            successor or substitute index
                                            selected by the Calculation Agent
                                            in its sole discretion) with the
                                            same primary Standard Industrial
                                            Classification Code ("SIC Code") as
                                            National Semiconductor; provided,
                                            however, that a Reference Basket
                                            Stock will not include any stock
                                            that is subject to a trading
                                            restriction under the trading
                                            restriction policies of Morgan
                                            Stanley or any of its affiliates
                                            that would materially limit the
                                            ability of Morgan Stanley or any of
                                            its affiliates to hedge the SPARQS
                                            with respect to such stock (a
                                            "Hedging Restriction"); provided
                                            further that if three Reference
                                            Basket Stocks cannot be identified
                                            from the S&P 500 Index by primary
                                            SIC Code for which a Hedging
                                            Restriction does not exist, the
                                            remaining Reference Basket Stock(s)
                                            will be selected by the Calculation
                                            Agent from the largest market
                                            capitalization stock(s) within the
                                            same Division and Major Group
                                            classification (as defined by the
                                            Office of Management and Budget) as
                                            the primary SIC Code for National
                                            Semiconductor. Each Reference
                                            Basket Stock will be assigned a
                                            Basket Stock Exchange Ratio equal
                                            to the number of shares of such
                                            Reference Basket Stock with a
                                            Closing Price on the effective date
                                            of such Reorganization Event equal
                                            to the product of (a) the Non-Stock
                                            Exchange Property Value, (b) the
                                            Exchange Ratio in effect for
                                            National Semiconductor Stock on the
                                            Trading Day immediately prior to
                                            the effective date of such
                                            Reorganization Event and (c)
                                            0.3333333.

                                    Following the allocation of any
                                    Extraordinary Dividend to Reference Basket
                                    Stocks pursuant to paragraph 4 above or any Reorganization Event described in this paragraph 5, the amount payable upon exchange at maturity with respect to the $ principal amount of each SPARQS will be the sum of:

                                    (i)  if applicable, National Semiconductor
                                         Stock at the Exchange Ratio then in
                                         effect; and

                                   (ii)  if applicable, for each New Stock,
                                         such New Stock at the New Stock
                                         Exchange Ratio then in effect for such
                                         New Stock; and

                                  (iii)  if applicable, for each Reference
                                         Basket Stock, such Reference Basket
                                         Stock at the Basket Stock Exchange
                                         Ratio then in effect for such
                                         Reference Basket Stock.

                                    In each case, the applicable Exchange Ratio
                                    (including for this purpose, any New Stock
                                    Exchange Ratio or Basket Stock Exchange
                                    Ratio) will be determined by the
                                    Calculation Agent on the third Trading Day prior to the scheduled Maturity Date.

                                    For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving Exchange Property of a particular type, Exchange Property shall be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to such Exchange Property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

                                    Following the occurrence of any
                                    Reorganization Event referred to in
                                    paragraphs 4 or 5 above, (i) references to "National Semiconductor Stock" under "--No Fractional Shares," "--Closing Price" and "--Market Disruption Event" shall be deemed to also refer to any New Stock or Reference Basket Stock, and (ii) all other references in this pricing supplement to "National Semiconductor Stock" shall be deemed to refer to the Exchange Property into which the SPARQS are thereafter exchangeable and references to a "share" or "shares" of National Semiconductor Stock shall be deemed to refer to the applicable unit or units of such Exchange Property, including any New Stock or Reference Basket Stock, unless the context otherwise requires. The New Stock Exchange Ratio(s) or Basket Stock Exchange Ratios resulting from any Reorganization Event described in paragraph 5 above or similar adjustment under paragraph 4 above shall be subject to the adjustments set forth in paragraphs 1 through 5 hereof.

                                    If a Reference Basket Event occurs, we
                                    shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to DTC of the occurrence of such Reference Basket Event and of the three Reference Basket Stocks selected as promptly as possible and in no event later than five Business Days after the date of the Reference Basket Event.

                                    No adjustment to any Exchange Ratio
                                    (including for this purpose, any New Stock
                                    Exchange Ratio or Basket Stock Exchange
                                    Ratio) will be required unless such
                                    adjustment would require a change of at
                                    least 0.1% in the Exchange Ratio then in effect. The Exchange Ratio resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward. Adjustments to the Exchange Ratios will be made up to the close of business on the third Trading Day prior to the scheduled Maturity Date.

                                    No adjustments to the Exchange Ratio or
                                    method of calculating the Exchange Ratio will be required other than those specified above. The adjustments specified above do not cover all events that could affect the Closing Price of National Semiconductor Stock, including, without limitation, a partial tender or exchange offer for National Semiconductor Stock.

                                    The Calculation Agent shall be solely
                                    responsible for the determination and
                                    calculation of any adjustments to the
                                    Exchange Ratio, any New Stock Exchange
                                    Ratio or Basket Stock Exchange Ratio or
                                    method of calculating the Exchange Property
                                    Value and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

                                    The Calculation Agent will provide
                                    information as to any adjustments to the Exchange Ratio or to the method of calculating the amount payable upon exchange at maturity of the SPARQS made pursuant to paragraphs 1 through 5 above upon written request by any investor in the SPARQS.

Market Disruption Event.........    "Market Disruption Event" means, with
                                    respect to National Semiconductor Stock:

                                        (i) a suspension, absence or material
                                        limitation of trading of National
                                        Semiconductor Stock on the primary
                                        market for National Semiconductor Stock
                                        for more than two hours of trading or
                                        during the one-half hour period
                                        preceding the close of the principal
                                        trading session in such market; or a
                                        breakdown or failure in the price and
                                        trade reporting systems of the primary
                                        market for National Semiconductor Stock
                                        as a result of which the reported
                                        trading prices for National
                                        Semiconductor Stock during the last
                                        one-half hour preceding the close of
                                        the principal trading session in such
                                        market are materially inaccurate; or
                                        the suspension, absence or material
                                        limitation of trading on the primary
                                        market for trading in options contracts
                                        related to National Semiconductor
                                        Stock, if available, during the
                                        one-half hour period preceding the
                                        close of the principal trading session
                                        in the applicable market, in each case
                                        as determined by the Calculation Agent
                                        in its sole discretion; and

                                        (ii) a determination by the Calculation
                                        Agent in its sole discretion that any
                                        event described in clause (i) above
                                        materially interfered with the ability
                                        of Morgan Stanley or any of its
                                        affiliates to unwind or adjust all or a
                                        material portion of the hedge with
                                        respect to the SPARQS.

                                    For purposes of determining whether a
                                    Market Disruption Event has occurred: (i) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange, (ii) a decision to permanently discontinue trading in the relevant options contract will not constitute a Market Disruption Event, (iii) limitations pursuant to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by the NYSE, any other self-regulatory organization or the Securities and Exchange Commission (the "Commission") of scope similar to NYSE Rule 80A as determined by the Calculation Agent) on trading during significant market fluctuations shall constitute a suspension, absence or material limitation of trading,
                                    (iv) a suspension of trading in options
                                    contracts on National Semiconductor Stock by the primary securities market trading in such options, if available, by reason of
                                    (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in options contracts related to National Semiconductor Stock and (v) a suspension, absence or material limitation of trading on the primary securities market on which options contracts related to National Semiconductor Stock are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Alternate Exchange
   Calculation
   in Case of an
   Event of Default.............    In case an event of default with respect to
                                    the SPARQS shall have occurred and be
                                    continuing, the amount declared due and
                                    payable per SPARQS upon any acceleration of the SPARQS (an "Event of Default
                                    Acceleration") shall be determined by the Calculation Agent and shall be an amount in cash equal to the lesser of (i) the product of (x) the Closing Price of National
                                    Semiconductor Stock (and/or the value of any Exchange Property) as of the date of such acceleration and (y) the then current
                                    Exchange Ratio and (ii) the Call Price
                                    calculated as though the date of
                                    acceleration were the Call Date (but in no event less than the Call Price for the first Call Date), in each case plus accrued but unpaid interest to but excluding the date of acceleration; provided that if we have called the SPARQS in accordance with the Morgan Stanley Call Right, the amount declared due and payable upon any such acceleration shall be an amount in cash for each SPARQS equal to the Call Price for the Call Date specified in our notice of mandatory exchange, plus accrued but unpaid interest to but excluding the date of acceleration.

National Semiconductor Stock;
   Public Information...........    National Semiconductor Corporation creates
                                    high performance analog devices and
                                    subsystems, including power management
                                    circuits, display drivers, audio and
                                    operational amplifiers, imaging sensors and data conversion solutions. National
                                    Semiconductor Stock is registered under the Exchange Act. Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the Commission.
                                    Information provided to or filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth
                                    Street, N.W., Washington, D.C. 20549, and copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W.,
                                    Washington, D.C. 20549, at prescribed
                                    rates. In addition, information provided to or filed with the Commission electronically can be accessed through a website maintained by the Commission. The address of the Commission's website is http://www.sec.gov. Information provided to or filed with the Commission by National
                                    Semiconductor pursuant to the Exchange Act can be located by reference to Commission file number 1- 06453. In addition, information regarding National
                                    Semiconductor may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

                                    This pricing supplement relates only to the SPARQS offered hereby and does not relate to National Semiconductor Stock or other securities of National Semiconductor. We have derived all disclosures contained in this pricing supplement regarding National Semiconductor from the publicly available documents described in the preceding paragraph. In connection with the offering of the SPARQS, neither we nor the Agent has participated in the preparation of such documents or made any due diligence inquiry with respect to National Semiconductor. Neither we nor the Agent makes any representation that such publicly available documents or any other publicly available information regarding National
                                    Semiconductor is accurate or complete.
                                    Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of National Semiconductor Stock (and therefore the price of National Semiconductor Stock at the time we price the SPARQS) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning National Semiconductor could affect the value received at maturity with respect to the SPARQS and therefore the trading prices of the SPARQS.

                                    Neither we nor any of our affiliates makes any representation to you as to the performance of National Semiconductor Stock.

                                    We and/or our affiliates may presently or from time to time engage in business with National Semiconductor, including extending loans to, or making equity investments in, National Semiconductor or providing advisory services to National
                                    Semiconductor, such as merger and
                                    acquisition advisory services. In the
                                    course of such business, we and/or our
                                    affiliates may
                                    acquire non-public information with respect to National Semiconductor, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to National Semiconductor, and the reports may or may not recommend that investors buy or hold National Semiconductor Stock. The statements in the preceding two sentences are not intended to affect the rights of investors in the SPARQS under the securities laws. As a prospective purchaser of SPARQS, you should undertake an independent investigation of National Semiconductor as in your judgment is appropriate to make an informed decision with respect to an investment in National Semiconductor Stock.

Historical Information..........    The following table sets forth the
                                    published high and low Closing Prices of National Semiconductor Stock during 2001,
                                    2002, 2003 and 2004 through March 26, 2004.
                                    The Closing Price of National Semiconductor
                                    Stock on March 26, 2004 was $42.65. We
                                    obtained the Closing Prices and other
                                    information below from Bloomberg Financial
                                    Markets, without independent verification.
                                    You should not take the historical prices of National Semiconductor Stock as an indication of future performance. The price of National Semiconductor Stock may decrease so that at maturity you will receive an amount of National Semiconductor
                                    Stock worth less than the principal amount of the SPARQS. We cannot give you any assurance that the price of National
                                    Semiconductor Stock will increase so that at maturity you will receive an amount of National Semiconductor Stock worth more than the principal amount of the SPARQS. To the extent that the Closing Price at maturity of shares of National
                                    Semiconductor Stock at the Exchange Ratio is less than the Issue Price of the SPARQS and the shortfall is not offset by the coupon paid on the SPARQS, you will lose money on your investment.

                                                                    High   Low
                                                                    ----   ---
                                    (CUSIP 367640103)
                                    2001
                                    First Quarter.................  29.65  20.06
                                    Second Quarter................  31.04  21.84
                                    Third Quarter.................  34.95  20.63
                                    Fourth Quarter................  34.60  20.85
                                    2002
                                    First Quarter.................  34.87  25.05
                                    Second Quarter................  36.47  27.20
                                    Third Quarter.................  27.33  11.69
                                    Fourth Quarter................  21.05  10.51
                                    2003
                                    First Quarter.................  19.16  12.84
                                    Second Quarter................  24.96  16.70
                                    Third Quarter.................  35.90  19.58
                                    Fourth Quarter................  44.94  33.47
                                    2004
                                    First Quarter
                                       (through March 26, 2004) ..  43.30  36.62

                                    National Semiconductor has not paid
                                    dividends on National Semiconductor Stock to date. We make no representation as to the amount of dividends, if any, that National Semiconductor will pay in the future. In any event, as an investor in the SPARQS, you will not be entitled to receive dividends, if any, that may be payable on National Semiconductor Stock.

Use of Proceeds and Hedging.....    The net proceeds we receive from the sale
                                    of the SPARQS will be used for general
                                    corporate purposes and, in part, by us in connection with hedging our obligations under the SPARQS through one or more of our subsidiaries. See also "Use of Proceeds" in the accompanying prospectus.

                                    On or prior to the day we offer the SPARQS for initial sale to the public, we, through our subsidiaries or others, expect to hedge our anticipated exposure in connection with the SPARQS by taking positions in National Semiconductor Stock, in options contracts on National Semiconductor Stock listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging. Such purchase activity could potentially increase the price of National Semiconductor Stock, and, accordingly, potentially increase the issue price of the SPARQS and, therefore, the price at which National Semiconductor Stock must close before you would receive at maturity an amount of National Semiconductor Stock worth as much as or more than the principal amount of the SPARQS. In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the SPARQS by purchasing and selling National Semiconductor Stock, options contracts on National Semiconductor Stock listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. We cannot give any assurance that our hedging activities will not affect the price of National Semiconductor Stock and, therefore, adversely affect the value of the SPARQS or the payment you will receive at maturity or upon any acceleration of the SPARQS.

Supplemental Information
   Concerning Plan
   of Distribution..............    Under the terms and subject to the
                                    conditions contained in the U.S.
                                    distribution agreement referred to in the
                                    prospectus supplement under "Plan of
                                    Distribution," the Agent, acting as
                                    principal for its own account, has agreed
                                    to purchase, and we have agreed to sell,
                                    the principal amount of SPARQS set forth on
                                    the cover of this pricing supplement. The
                                    Agent proposes initially to offer the
                                    SPARQS directly to the public at the public
                                    offering price set forth on the cover page
                                    of this pricing supplement plus accrued
                                    interest, if any, from the Original Issue
                                    Date. The Agent may allow a concession not
                                    in excess of   % of the principal amount of
                                    the SPARQS to other dealers. After the
                                    initial offering of the SPARQS, the Agent may vary the offering price and other selling terms from time to time.

                                    We expect to deliver the SPARQS against
                                    payment therefor in New York, New York on
                                                    2004, which will be
                                    the fifth Business Day following the date of this pricing supplement and of the pricing of the SPARQS. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three Business Days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade SPARQS on the date of pricing or the next succeeding Business Day will be required, by virtue of the fact that the SPARQS initially will settle in five Business Days (T+5), to specify alternative settlement arrangements to prevent a failed settlement.

                                    In order to facilitate the offering of the SPARQS, the Agent may engage in transactions that stabilize, maintain or otherwise affect the price of the SPARQS or National Semiconductor Stock. Specifically, the Agent may sell more SPARQS than it is obligated to purchase in connection with the offering, creating a naked short position in the SPARQS for its own account. The Agent must close out any naked short position by purchasing the SPARQS in the open market. A naked short position is more likely to be created if the Agent is concerned that there may be downward pressure on the price of the SPARQS in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the Agent may bid for, and purchase, SPARQS or National Semiconductor Stock in the open market to stabilize the price of the SPARQS. Any of these activities may raise or maintain the market price of the SPARQS above independent market levels or prevent or retard a decline in the market price of the SPARQS. The Agent is not required to engage in these activities, and may end any of these activities at any time. See "--Use of Proceeds and Hedging" above.

ERISA Matters for
   Pension Plans
   and Insurance Companies......    Each fiduciary of a pension, profit-sharing
                                    or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (a "Plan") should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the SPARQS. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

                                    In addition, we and certain of our
                                    subsidiaries and affiliates, including MS &
                                    Co. and Morgan Stanley DW Inc. (formerly
                                    Dean Witter Reynolds Inc.) ("MSDWI"), may each be considered a "party in interest" within the meaning of ERISA, or a "disqualified person" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also "Plans"). Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the SPARQS are acquired by or with the assets of a Plan with respect to which MS & Co., MSDWI or any of their affiliates is a service provider, unless the SPARQS are acquired pursuant to an exemption from the "prohibited transaction" rules. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

                                    The U.S. Department of Labor has issued
                                    five prohibited transaction class
                                    exemptions ("PTCEs") that may provide
                                    exemptive relief for direct or indirect
                                    prohibited transactions resulting from the purchase or holding of the SPARQS. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

                                    Because we may be considered a party in
                                    interest with respect to many Plans, the SPARQS may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchaser or investor is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or such purchase and holding is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, or investor in the SPARQS will be deemed to have represented, in its corporate and fiduciary capacity, by its purchase and holding thereof that it either
                                    (a) is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or (b) is eligible for exemptive relief or such purchase or holding is not prohibited by ERISA or Section 4975 of the Code.

                                    Under ERISA, assets of a Plan may include assets held in the general account of an insurance company which has issued an insurance policy to such plan or assets of an entity in which the Plan has invested. Accordingly, insurance company general accounts that include assets of a Plan must ensure that one of the foregoing exemptions is available. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the SPARQS on behalf of or with "plan assets" of any Plan consult with their counsel regarding the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

                                    Certain plans that are not subject to
                                    ERISA, including plans maintained by state and local governmental entities, are nonetheless subject to investment restrictions under the terms of applicable local law. Such restrictions may preclude the purchase of the SPARQS.

                                    In addition to considering the consequences of holding the SPARQS, employee benefit plans subject to ERISA (or insurance companies deemed to be investing ERISA plan assets) purchasing the SPARQS should also consider the possible implications of owning National Semiconductor Stock upon exchange of the SPARQS at maturity. Purchasers of the SPARQS have exclusive responsibility for ensuring that their purchase and holding of the SPARQS do not violate the prohibited transaction rules of ERISA or the Code, or any requirements applicable to government or other benefit plans that are not subject to ERISA or the Code.

United States Federal
   Income Taxation..............    The following summary is based on the
                                    advice of Davis Polk & Wardwell, our
                                    special tax counsel ("Tax Counsel"), and is a general discussion of the principal potential U.S. federal income tax consequences to initial investors in the SPARQS that purchase the SPARQS at the Issue Price and that will hold the SPARQS as capital assets within the meaning of
                                    Section 1221 of the Code. This summary is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury regulations, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein. This summary does not address all aspects of U.S. federal income taxation that may be relevant to a particular investor in light of the investor's individual circumstances or to certain types of investors subject to special treatment under the U.S. federal income tax laws (e.g., taxpayers who are not U.S. Holders, as defined below, certain financial institutions, tax-exempt organizations, dealers and certain traders in options or securities, partnerships or other entities classified as partnerships, or persons who hold a SPARQS as a part of a hedging transaction, straddle, conversion or other integrated transaction). As the law applicable to the U.S. federal income taxation of instruments such as the SPARQS is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

                                    General

                                    Pursuant to the terms of the SPARQS, we and
                                    every investor in the SPARQS agree (in the
                                    absence of an administrative determination
                                    or judicial ruling to the contrary) to
                                    characterize a SPARQS for all tax purposes
                                    as an investment unit consisting of the
                                    following components (the "Components"):
                                    (i) a terminable contract (the "Terminable
                                    Forward Contract") that (a) requires an
                                    investor in a SPARQS (subject to the Morgan
                                    Stanley Call Right) to purchase, and us to
                                    sell, for an amount equal to $       (the
                                    "Forward Price"), National Semiconductor
                                    Stock at maturity and (b) allows us, upon
                                    exercise of the Morgan Stanley Call Right,
                                    to terminate the Terminable Forward
                                    Contract by returning to an investor the
                                    Deposit (as defined below) and paying to an
                                    investor an amount of cash equal to the
                                    difference between the Call Price and the
                                    Deposit; and (ii) a deposit with us of a
                                    fixed amount of cash, equal to the Issue
                                    Price, to secure the investor's obligation
                                    to
                                    purchase National Semiconductor Stock (the
                                    "Deposit"), which Deposit bears a quarterly
                                    compounded yield of     % per annum, which
                                    yield is based on our cost of borrowing.
                                    Under this characterization, less than the full quarterly payments on the SPARQS will be attributable to the yield on the Deposit. Accordingly, the excess of the quarterly payments on the SPARQS over the portion of those payments attributable to the yield on the Deposit will represent payments attributable to the investors' entry into the Terminable Forward Contract (the "Contract Fees"). Furthermore, based on our determination of the relative fair market values of the Components at the time of issuance of the SPARQS, we will allocate 100% of the Issue Price of the SPARQS to the Deposit and none to the Terminable Forward Contract. Our allocation of the Issue Price among the Components will be binding on investors in the SPARQS, unless an investor timely and explicitly discloses to the IRS that its allocation is different from ours. The treatment of the SPARQS described above and our allocation are not, however, binding on the IRS or the courts. No statutory, judicial or administrative authority directly addresses the characterization of the SPARQS or instruments similar to the SPARQS for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to the SPARQS. Due to the absence of authorities that directly address instruments that are similar to the SPARQS, Tax Counsel is unable to render an opinion as to the proper U.S. federal income tax characterization of the SPARQS. As a result, significant aspects of the U.S. federal income tax consequences of an investment in the SPARQS are uncertain, and no assurance can be given that the IRS or the courts will agree with the characterization described herein.
                                    Accordingly, you are urged to consult your own tax advisor regarding the U.S. federal income tax consequences of an investment in the SPARQS (including alternative characterizations of the SPARQS) and with respect to any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Unless otherwise stated, the following discussion is based on the treatment and the allocation described above.

                                    U.S. Holders

                                    As used herein, the term "U.S. Holder"
                                    means an owner of a SPARQS that is, for
                                    U.S. federal income tax purposes, (i) a
                                    citizen or resident of the United States,
                                    (ii) a corporation created or organized
                                    under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

                                    Tax Treatment of the SPARQS

                                    Assuming the characterization of the SPARQS and the allocation of the Issue Price as set forth above, Tax Counsel believes that the following U.S. federal income tax consequences should result.

                                    Quarterly Payments on the SPARQS. To the extent attributable to the yield on the Deposit, quarterly payments on the SPARQS will generally be taxable to a U.S. Holder as ordinary income at the time accrued or received in accordance with the U.S. Holder's method of accounting for U.S. federal income tax purposes. As discussed above, any excess of the quarterly payments over the portion thereof attributable to the yield on the Deposit will be treated as Contract Fees. Although the U.S. federal income tax treatment of Contract Fees is uncertain, we intend to take the position, and the following discussion assumes, that any Contract Fees with respect to the SPARQS constitute taxable income to a U.S. Holder at the time accrued or received in accordance with the U.S. Holder's method of accounting for U.S. federal income tax purposes.

                                    Tax Basis. Based on our determination set forth above, the U.S. Holder's tax basis in the Terminable Forward Contract will be zero, and the U.S. Holder's tax basis in the Deposit will be 100% of the Issue Price.

                                    Settlement of the Terminable Forward
                                    Contract. Upon maturity of the Terminable
                                    Forward Contract, a U.S. Holder would,
                                    pursuant to the Terminable Forward
                                    Contract, be deemed to have applied the
                                    Forward Price toward the purchase of
                                    National Semiconductor Stock, and the U.S.
                                    Holder would not recognize any gain or loss with respect to any National Semiconductor Stock received. With respect to any cash received upon maturity (other than in respect of any accrued interest on the Deposit and any accrued Contract Fees), a U.S. Holder would recognize gain or loss. The amount of such gain or loss would be the extent to which the amount of such cash received differs from the pro rata portion of the Forward Price allocable to the cash as described in the following paragraph. Any such gain or loss would generally be capital gain or loss, as the case may be.

                                    With respect to any National Semiconductor
                                    Stock received upon maturity, the U.S.
                                    Holder would have an adjusted tax basis in the National Semiconductor Stock equal to the pro rata portion of the Forward Price allocable to it. The allocation of the Forward Price between the right to receive cash and National Semiconductor Stock should be based on the amount of the cash received (excluding cash in respect of any accrued interest on the Deposit and any accrued Contract Fees) and the relative fair market value of National Semiconductor Stock received, as of the Maturity Date. The holding period for any National Semiconductor Stock received would start on the day after the maturity of the SPARQS. Although the matter is not free from doubt, the occurrence of a Reorganization Event will not cause a taxable event to occur with respect to the Terminable Forward Contract.

                                    Price Event Acceleration. Although the tax consequences of a Price Event Acceleration are uncertain, we intend to treat a Price Event Acceleration as (i) the repayment by us of the Deposit for a price equal to the Forward Price plus the present value of the portion of the remaining scheduled payments on the SPARQS

                                    (from and including the date of
                                    acceleration) that is attributable to
                                    interest on the Deposit, and (ii) the
                                    settlement of the Terminable Forward
                                    Contract through the delivery by the U.S.
                                    Holder to us of the Forward Price in
                                    exchange for (a) shares of National
                                    Semiconductor Stock and (b) cash equal to the present value of the portion of the remaining scheduled payments on the SPARQS (from and including the date of acceleration) that is attributable to Contract Fees. We will also pay cash representing unpaid interest on the Deposit and unpaid Contract Fees that accrued up to but excluding the date of acceleration.

                                    Assuming the characterization of the Price
                                    Event Acceleration described above, a U.S.
                                    Holder would, with respect to the price
                                    paid by us to repay the Deposit, recognize capital gain or loss equal to the difference between such amount and the U.S. Holder's basis in the Deposit which difference, in the case of an initial investor, would be equal to the present value of the portion of remaining scheduled payments on the SPARQS attributable to the interest on the Deposit. In general, the tax treatment of the settlement of the Terminable Forward Contract upon a Price Event Acceleration would be the same as described above under "--Settlement of the Terminable Forward Contract." However, the tax treatment of cash received with respect to the present value of the portion of the remaining scheduled payments on the SPARQS that is attributable to Contract Fees is uncertain. Such amount could be treated as an adjustment to the Forward Price, which would reduce the basis a U.S. Holder would have in National Semiconductor Stock received, or as additional cash proceeds with respect to the Forward Contract, which would be treated as described above under "--Settlement of the Terminable Forward Contract." U.S. Holders are urged to consult their own tax advisors regarding the U.S. federal income tax treatment of cash received with respect to the Terminable Forward Contract upon a Price Event Acceleration.

                                    Any cash received with respect to accrued interest on the Deposit and any accrued Contract Fees will be taxed as described under "--Quarterly Payments on the SPARQS" above.

                                    Sale, Exchange or Early Retirement of the
                                    SPARQS. Upon a sale or exchange of a SPARQS prior to the maturity of the SPARQS, upon the retirement of a SPARQS prior to maturity pursuant to the Morgan Stanley Call Right or upon the occurrence of an Event of Default Acceleration, a U.S. Holder would recognize taxable gain or loss equal to the difference between the amount realized on such sale, exchange, retirement or occurrence and the U.S. Holder's tax basis in the SPARQS so sold, exchanged or retired. Any such gain or loss would generally be capital gain or loss, as the case may be. Such U.S. Holder's tax basis in the SPARQS would generally equal the U.S. Holder's tax basis in the Deposit. For these purposes, the amount realized does not include any amount attributable to accrued but unpaid interest payments on the Deposit, which would be taxed as described under "--Quarterly Payments on the SPARQS" above. It is uncertain whether the amount realized includes any amount attributable to accrued but unpaid Contract Fees. U.S. Holders should consult their own tax advisors regarding the treatment of accrued but unpaid Contract Fees upon the sale, exchange or retirement of a SPARQS.

                                    Possible Alternative Tax Treatments of an
                                    Investment in the SPARQS

                                    Due to the absence of authorities that
                                    directly address the proper
                                    characterization of the SPARQS, no
                                    assurance can be given that the IRS will accept, or that a court will uphold, the characterization and tax treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning a SPARQS under Treasury regulations governing contingent payment debt instruments (the "Contingent Payment Regulations").

                                    If the IRS were successful in asserting
                                    that the Contingent Payment Regulations
                                    applied to the SPARQS, the timing and
                                    character of income thereon would be
                                    significantly affected. Among other things, a U.S. Holder would be required to accrue interest income as original issue discount, subject to adjustments, at a "comparable yield" on the Issue Price. In addition, a U.S. Holder would recognize income upon maturity of the SPARQS to the extent that the value of National Semiconductor Stock and cash (if any) received exceeded the adjusted issue price. Furthermore, any gain realized with respect to the SPARQS would generally be treated as ordinary income.

                                    Even if the Contingent Payment Regulations do not apply to the SPARQS, other alternative U.S. federal income tax characterizations or treatments of the SPARQS are also possible, and if applied could also affect the timing and the character of the income or loss with respect to the SPARQS. It is possible, for example, that a SPARQS could be treated as constituting an "open transaction" with the result that the quarterly payments on the SPARQS might not be accounted for separately as giving rise to income to U.S. Holders. Other alternative characterizations are also possible. Accordingly, prospective purchasers are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of an investment in the SPARQS.

                                    Backup Withholding and Information
                                    Reporting

                                    Backup withholding and information
                                    reporting may apply in respect of the
                                    amounts paid to a U.S. Holder, unless such U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder's U.S. federal income tax liability, provided that the required information is furnished to the IRS.

                                                                        Annex A

                      Hypothetical Call Price Calculations

The following tables set forth sample calculations of the Call Price for hypothetical Call Dates of October 30, 2004, January 30, 2005 and May 15, 2005 (the scheduled Maturity Date) based on the following hypothetical terms:

o    Original Issue Date: April 30, 2004
o    Interest Payment Dates: August 15, 2004,
     November 15, 2004, February 15, 2005 and the Maturity Date
o Yield to Call: 20% per annum (computed on the basis of a 360-day year of twelve 30-day months)
o    Issue Price: $21.00 per SPARQS
o    Interest Rate: 10% per annum

The Call Price with respect to any Call Date is an amount of cash per SPARQS such that the sum of the present values of all cash flows on each SPARQS to and including the Call Date (i.e., the Call Price and all of the interest payments on each SPARQS), discounted to the Original Issue Date at the applicable Discount Factor, equals the Issue Price. The Discount Factor is based on the hypothetical Yield to Call rate of 20% per annum and the number of years (or fraction of a year) from the Original Issue Date to and including the applicable payment date and is represented by the following formula:

                              1
         Discount Factor = -------, where x is the number of years from
                           1.20(x) the Original Issue Date to and including the applicable payment date.

The Call Price in each of the hypothetical examples shown below is determined as follows:

     o The known cash flows on the SPARQS (i.e., the interest payments) are discounted to their present value on the Original Issue Date at the applicable Discount Factor. The sum of these present values equals the present value on the Original Issue Date of all of the interest payments payable on the SPARQS to and including the applicable Call Date.

          o For example, the present value of all of the interest payments for the hypothetical Call Date of October 30, 2004 is $.9802 ($.5808 + $.3994).

     o Since the present value of all payments on the SPARQS to and including the Call Date (i.e., the Call Price and all of the interest payment on each SPARQS) must equal the Issue Price, we can determine the present value of the applicable Call Price by subtracting the sum of the present values of the interest payments from the Issue Price.

          o For example, for the hypothetical Call Date of October 30, 2004, the present value of the Call Price is $20.0198 ($21.00 - $.9802).

     o The Call Price is then derived by determining the amount that, when discounted to the Original Issue Date from the applicable Call Date at the applicable Discount Factor, equals the present value of the Call Price.

          o For the hypothetical Call Date of October 30, 2004, the Call Price is therefore $21.9306, which is the amount that if paid on October 30, 2004 has a present value on the Original Issue Date of $20.0198, based on the applicable Discount Factor.

                                    *    *    *

The Call Prices calculated in the following tables are based upon the hypothetical terms set forth above and the three sample Call Dates. The actual amount you will receive if we call the SPARQS will depend upon the actual terms of the SPARQS and the actual Call Date.

                         Call Date of October 30, 2004


                                                                                                                        Present
                                                                                                                       Value at
                                                                                                                       Original
                                                                                                                      Issue Date
                                         Accrued but                                                                    of Cash
                                           Unpaid                               Days from   Years from   Discount     Received on
                       Issue   Interest   Interest                 Total Cash   Original     Original    Factor at    Payment Date
                       Price   Payments  Received on  Call Price   Received on    Issue     Issue Date     Yield       at Yield to
   Payment Date        Paid    Received   Call Date   Received(1)  Payment Date   Date(2)  (Days2/360)   to Call(3)       Call
   ------------       -------  --------  -----------  -----------  ------------ ---------  -----------  ------------  ------------
April 30, 2004        ($21.00)  --         --           --            --             0        .00000       100.000%       --

August 15, 2004         --       $.6125    --           --          $  .6125       105        .29167        94.821%     $  .5808

Call Date
   (October 30, 2004)   --      --          $.4375      --          $  .4375       180        .50000        91.287%     $  .3994

Call Date
   (October 30, 2004)   --      --         --          $21.9306     $21.9306       180        .50000        91.287%     $20.0198

Total amount received on the Call Date: $22.3681                                                             Total:     $21.0000

Total amount received over the term of the SPARQS: $22.9806

-------------------------------
(1) The Call Price of $21.9306 is the dollar amount that has a present value of $20.0198, which has been discounted to the Original Issue Date from the Call Date at the Yield to Call rate of 20% so that the sum of the present values of all of the interest payments on the SPARQS and the present value of the Call Price is equal to the Issue Price of $21.00.

(2)  Based upon a 360-day year of twelve 30-day months.

                          1
(3)  Discount Factor = -------, where x is Years from Original Issue Date to
                       1.20(x)  and including the applicable payment date.

                         Call Date of January 30, 2005


                                                                                                                        Present
                                                                                                                       Value at
                                                                                                                       Original
                                                                                                                      Issue Date
                                         Accrued but                                                                    of Cash
                                           Unpaid                               Days from   Years from   Discount     Received on
                       Issue   Interest   Interest                 Total Cash   Original     Original    Factor at    Payment Date
                       Price   Payments  Received on  Call Price   Received on    Issue     Issue Date     Yield       at Yield to
   Payment Date        Paid    Received   Call Date   Received(1)  Payment Date   Date(2)  (Days2/360)   to Call(3)       Call
   ------------       -------  --------  -----------  -----------  ------------ ---------  -----------  ------------  ------------
April 30, 2004        ($21.00)  --            --          --           --            0        .00000      100.000%         --

August 15, 2004         --       $.6125       --          --          $.6125       105        .29167       94.821%        $.5808

November 15, 2004       --       $.5250       --          --          $.5250       195        .54167       90.596%        $.4756

Call Date
   (January 30, 2005)   --      --          $.4375        --          $.4375       270        .75000       87.220%        $.3816

Call Date
   (January 30, 2005)   --      --            --        $22.4283      $22.4283     270        .75000       87.220%      $19.5620

Total amount received on the Call Date: $22.8658                                                            Total:      $21.0000

Total amount received over the term of the SPARQS: $24.0033

-------------------------------
(1) The Call Price of $22.4283 is the dollar amount that has a present value of $19.5620, which has been discounted to the Original Issue Date from the Call Date at the Yield to Call rate of 20% so that the sum of the present values of all of the interest payments on the SPARQS and the present value of the Call Price is equal to the Issue Price of $21.00.

(2)  Based upon a 360-day year of twelve 30-day months.

                          1
(3)  Discount Factor = -------, where x is Years from Original Issue Date to
                       1.20(x)  and including the applicable payment date.

                                       Call Date of May 15, 2005 (Maturity Date)


                                                                                                                        Present
                                                                                                                       Value at
                                                                                                                       Original
                                                                                                                      Issue Date
                                         Accrued but                                                                    of Cash
                                           Unpaid                               Days from   Years from   Discount     Received on
                       Issue   Interest   Interest                 Total Cash   Original     Original    Factor at    Payment Date
                       Price   Payments  Received on  Call Price   Received on    Issue     Issue Date     Yield       at Yield to
   Payment Date        Paid    Received   Call Date   Received(1)  Payment Date   Date(2)  (Days2/360)   to Call(3)       Call
   ------------       -------  --------  -----------  -----------  ------------ ---------  -----------  ------------  ------------
April 30, 2004        ($21.00)  --         --           --           --                 0     .00000      100.000%         --

August 15, 2004         --      $.6125     --           --          $  .6125          105     .29167       94.821%       $  .5808

November 15, 2004       --      $.5250     --           --          $  .5250          195     .54167       90.596%       $  .4756

February 15, 2005       --      $.5250     --           --          $  .5250          285     .79167       86.560%       $  .4544

Call Date
   (May 15, 2005)       --      --         $.5250       --          $  .5250          375    1.04167       82.703%       $  .4342

Call Date
   (May 15, 2005)       --      --         --          $23.0403     $23.0403          375    1.04167       82.703%       $19.0550

Total amount received on the Call Date: $23.5653                                                            Total:       $21.0000

Total amount received over the term of the SPARQS: $25.2278

-----------------------------
(1) The Call Price of $23.0403 is the dollar amount that has a present value of $19.0550, which has been discounted to the Original Issue Date from the Call Date at the Yield to Call rate of 20% so that the sum of the present values of all of the interest payments on the SPARQS and the present value of the Call Price is equal to the Issue Price of $21.00.

(2)  Based upon a 360-day year of twelve 30-day months.

                          1
(3)  Discount Factor = -------, where x is Years from Original Issue Date to
                       1.20(x)  and including the applicable payment date.